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Exhibit 10.19

LEASE

        THIS LEASE, executed in duplicate at Salt Lake City, Utah, by and between BOYD ENTERPRISES UTAH, LIMITED LIABILITY COMPANY, a Utah limited liability company hereinafter referred to as "LESSOR" and DATAMARK SYSTEMS, A DIVISION OF FOCUS DIRECT hereinafter referred to as "LESSEE".

        The Lessor hereby leases to Lessee, and Lessee leases from Lessor for the purpose of conducting therein the business of printing and distribution of direct mail in approximately 26,400 square feet in a one story building located in Salt Lake County and known as (THE MONROE BUILDING) 2305 S. PRESIDENTS DRIVE, UNIT A,B,C,D WEST VALLEY CITY, Utah.(the "Leased Premises")

  1.
  TERMS AND RENT:    The term of this lease shall be for SEVEN YEARS (7) commencing JUNE 1, 1998 to and including JUNE 30, 2005. The Monthly Base Rent shall be based upon EIGHTEEN THOUSAND DOLLARS AND NO CENTS ($18,000.00) PLUS CAM CHARGES OF TWO THOUSAND ONE HUNDRED TWELVE DOLLARS AND NO CENTS ($2,112.00) TO A TOTAL OF TWENTY THOUSAND ONE HUNDRED TWELVE DOLLARS AND NO CENTS ($20,112.00). Rent is due and payable on the Fifteenth of each month. At no time shall the rent be less than the preceding period. All charges payable to Lessor other than Base Rent are monthly CAM Charges. Unless this lease provides otherwise, Lessee shall pay all monthly CAM Charges, with the next monthly installment of Base Rent. Notwithstanding anything to the contrary, herein, CAM Charges (Common Area Maintenance) shall include without limitation the Lessee's share of all taxes, insurance and the costs of maintaining the common areas, including landscaping and snow removal. At the end of each calendar year upon written request by the Lessee, Lessor shall reconcile the total pro rata share of CAM charges attributable to Lessee for such period. This building is zoned as M-1 light manufacturing. The Lessor does not assume responsibility for the approval by the City of WEST VALLEY CITY, regarding the use of the Leased Premises for the manufacturing process or production of any product in which the Lessee is engaged. Lessor shall not be held liable to Lessee for any delays whatsoever in obtaining occupancy unless due to Lessor's negligence. If occupancy is delayed because Lessor has not completed the scheduled improvements as described on EXHIBIT A, the lease commencement date and the date rent begins shall be delayed until three business days after the premises are available for occupancy and the scheduled improvements are completed and the termination date shall be extended accordingly. Any delay shall not affect this Lease or the obligations of Lessee under this lease. Lessor acknowledges RECEIPT of EIGHTEEN THOUSAND DOLLARS AND NO CENTS ($18,000.00) PLUS CAM CHARGES OF TWO THOUSAND ONE HUNDRED TWELVE DOLLARS AND NO CENTS ($2,112.00) TO A TOTAL OF TWENTY THOUSAND ONE HUNDRED TWELVE DOLLARS AND NO CENTS ($20,112.00) upon the signing of this lease which will be security deposit for faithful performance of the terms of this lease. Upon completion of this lease on MAY 31, 2005 if the Lessee is not then in default hereunder, the security deposit will be returned to the Lessee. If Lessor uses any part of the Security Deposit pursuant to the terms of this lease, Lessee shall restore the Security Deposit to its full amount within (10) ten days after Lessor's written request, provided Lessor provides Lessee with a written explanation of the use of such funds. Lessee's failure to do so shall be a material default under this lease. Lessor also hereby acknowledges receipt of THIRTY SIX THOUSAND DOLLARS ($36,000.00) PLUS CAM CHARGES OF FOUR THOUSAND TWO HUNDRED TWENTY FOUR DOLLARS AND NO CENTS ($4,224.00) TO A TOTAL OF FORTY THOUSAND TWO HUNDRED TWENTY FOUR DOLLARS AND NO CENTS ($40,224.00) which will be considered the first two month's rent from JUNE 1, 1998 TO AND INCLUDING JULY 31, 1998.

        REPRESENTATION:    At the end of the initial term of this lease, should Lessee hire or require representation to negotiate a new lease with Lessor, any fees and or brokerage commissions shall be the responsibility of the Lessee.

SEE ADDENDUM A FOR STAIR STEP RENT SCHEDULE

        IMPROVEMENTS:    Lessor to provide approximately 6,000 square feet of finished office space to Lessee's specifications Exhibit A.

        Special Option:    Lessee has the right to vacate Unit D, 6,000 square feet at the end of the first year with a ninety day written notice. The Monthly Base Rent would decrease $2,700 Net per month.

        2.    SPRINKLER SYSTEM:    This space leased is equipped with an automatic sprinkler system as approved by the Pacific Board of Fire Underwriters. Any changes, either by alteration of partitions or arrangement of equipment, which will change the fire rating to a higher risk than that now designated, must be immediately corrected at the sole cost and expense of Lessee. Failure to make corrections within ten (10) days after written notice to Lessee shall be considered a breach of this lease.

        3.    INSURANCE:    Lessor shall maintain a policy of fire insurance on the building for the replacement value of the building with reputable insurer at the expense of Lessee, the cost of which expense is included in the CAM Charges. Lessee shall maintain its own policy of fire insurance on all its tools, equipment and materials. Lessee will carry a minimum policy of $100,000/$300,000 on Public Liability and Property Damage and name the Leased Premises.

        "Waiver of Subrogation:" The Lessor and the Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Lessor or the Lessee, as the case may be, their respective property, or the building upon the demised premises arising in any manner generally covered by fire and extended coverage insurance, and the parties each agree to use their best efforts to have their respective insurance companies insuring the property of either the Lessor or the Lessee against any such loss, waive any right to subrogation that it may have against the Lessor or the Lessee, as the case may be.

        4.    FIRE:    If the building on the above described premises shall be destroyed by fire or other causes, or be damaged thereby that they become untenantable and cannot be rendered tenantable within sixty (60) days from the day of the injury, this lease may be terminated by the Lessor or by the Lessee. In case the premises are so damaged as not to require a termination of the lease as above provided, the Lessee shall not pay the rent herein during the term the premises are wholly or partially unfit for occupancy. The Lessee shall then have the option to continue to lease the remaining portion of the Leased Premises and the rent shall be abated in proportion to the impaired use that Lessee can reasonably make of the Leased Premises in proportion to the amount of unusable square feet; or, if less than thirty percent (30%) of the Leased Premises are unusable by Lessee, as reasonably determined by Lessee, this Lease may be terminated by the Lessee and Lessee shall be reimbursed by Lessor for any prepaid Rent or other prepaid expenses including but not limited to CAM CHARGES; or, if more than thirty percent (30%) of the Leased Premises are unusable by Lessee, as reasonably determined by Lessee or Lessor, as the case may be, this Lease may be terminated by the Lessee, or Lessor, and Lessee shall be reimbursed by Lessor for any prepaid rent or other prepaid expenses including but not limited to CAM Charges.

        5.    CARE OF PREMISES:    All waste materials of any kind, caused by or put on the leased premises by the Lessee, shall be removed from the premises by the Lessee at his sole expense. As used in this Lease, the term "Hazardous Material" means any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations and including any different products and materials which are found to have adverse effects on the environment or the health and safety of persons. Lessee shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Lessee, its agents, employees, contractors, sub-lessees, or invitees without the prior written consent of Lessor. In no event, however, shall Lessor be required to consent to the installation or use of any storage tanks on the property. The area around the outside of the building will be kept in an orderly manner and no waste products will be allowed to accumulate.

        Lessor represents that Lessor has not treated, stored, generated or disposed of any Hazardous Material upon, under, about or within the Leased Premises and, to the best of Lessor's knowledge, no Hazardous Material are present on or under the leased premises as of the commencement date of this Lease. Lessor shall and does hereby indemnify Lessee and hold Lessee harmless from and against any and all expenses, losses and liabilities suffered by Lessee as result of a governmental authority having jurisdiction ordering a cleanup, removal or other redemption by Lessee for any Hazardous Materials located on, under or about the Leased Premises caused by Lessor and/or any prior owner, lessor or lessee.

        The Lessee shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any public or private nuisance; and shall not use said premises or suffer the same to be used for any unlawful purpose. Lessee shall not do or permit to be done any act which will void or suspend any insurance policy covering the Leased Premises, or any part thereof or any appurtenant or fixture thereto or property thereon or the building in which the Leased Premises are located. Lessee shall not do or permit to be done anything on the Leased Premises which would constitute an unreasonable annoyance to adjoining tenants, except for those acts specifically allowable by Lessor as a Permitted Use established in the M Zone, or which would injure the reputation of the leased premises, and Lessee shall not do or permit to be done anything which will weaken the structural strength of the building where the leased premises are located.

        Lessee covenants and agrees that Lessee has inspected the leased premises and hereby accepts the safety and conditions of the same and Lessor makes no covenant or representation as to the suitability of the leased premises for any purpose except for those established in the M Zone. Lessee has a (30) thirty day period during which to notify lessor of any deficiency within the premises and Lessor subsequently agrees to repair or restore such deficiency within thirty (30) days of receipt of such notice by Lessee, or, if more than thirty (30) days is required to restore or repair, Lessor shall have begun such restoration or repair within thirty (30) days and will diligently pursue such restoration or repair to completion. As to a newly improved areas, Lessee shall have an additional thirty (30) days to notify Lessor of any deficiency in such improvements.

        Lessee shall not make any alterations of any kind whatsoever on the leased premises or any part thereof during the term of this lease unless the written consent of the Lessor shall be first had and obtained, such consent not to be unreasonably withheld or delayed.

        6.    FIXTURES:    Any fixtures, additions, or appurtenances attached to the building during the term of this lease by Lessee, other than trade fixtures, including without limitation shelving and packing tables, are considered to be part of the real property and may not be removed without written consent of the Lessor, such consent not to be unreasonably withheld or delayed.

        7.    TAXES:    Lessee shall be responsible for county and city taxes upon the leasehold improvements all of which such amounts are included in the monthly CAM Charges. Taxes will be allocated to the herein described property by the County Tax Assessor and Lessee will be responsible for a pro rata share of such property taxes. Lessor will specifically describe to Lessee the calculations used to determine such pro rata share of taxes upon request. Lessee will pay all assessed personal property taxes.

        8.    REPAIRS AND MAINTENANCE:    Lessor shall maintain the roof, foundation, exterior walls, floor, parking area, walkways, plumbing, electrical systems, and area landscaping in good condition and repair at his own expense, including without limitation snow removal, except that Lessee shall repair any damage to such through its business operations of occupancy of the buildings, reasonable wear and tear excluded. Lessee shall maintain the balance of the premises and appurtenances, including heating and air conditioning units, in good condition and repair at its expense. Lessor hereby represents and warrants that all heating, ventilation, air conditioning, mechanical, electrical and plumbing systems and equipment in or on the Leased Premises are in good condition and repair and are in operable and serviceable condition. Lessor shall be responsible for all capital expense with regards to the HVAC units provided Lessee has properly maintained the units during the term of this lease. Lessee is responsible for all normal maintenance expense of the HVAC units to include but not limited to service calls, filter changes, lubrication. Lessee acknowledges that the premises are in good order and repair and agrees that on the last day of said term or sooner termination of the lease, it will surrender said premises to Lessor in as good condition as they are at the commencement of the term of this lease, reasonable use and wear, damage by fire, act of God or by the elements of other casualty excepted. If Lessee shall fail to keep said premises properly repaired after thirty (30) days of receipt of written notice from Lessor, Lessor may do so but is not obligated, and the actual costs of such repair shall be paid by Lessee with the next installment of and as rent due hereunder.

        Lessor shall cooperate reasonably with Lessee to utilize all manufacturers' warranties related to the leasehold improvements in the Leased Premises. When Lessor has an obligation to repair or maintain, Lessor shall maintain, repair or replace such item(s) or area(s) within thirty (30) days after receipt of written notice from Lessee, unless, due to the nature of such repair, more than thirty (30) days are needed to repair, in which case Lessor shall begin such repair within thirty (30) days and diligently pursue such repair to completion. If the nature of the repairs requires immediate attention, Lessor shall commence repairs as soon as reasonably possible after notice of the same. Lessor shall accept facsimile notice for such repairs.

        9.    WAIVER OF CLAIMS AND INDEMNIFICATION BY LESSEE OR LESSORS:    Lessee hereby waives all claims against Lessor for or arising out of injuries to persons, including death or damage to property from any cause whatsoever except those arising from the intentional or negligent acts or omissions of Lessor or Lessor's contractors, licensees, agents, servants employees, or invitees intentional or negligent acts or omissions. Lessee agrees to and hereby does indemnify and save Lessor, and each of them, harmless from and against any and all claims arising from the use or occupancy of the Leased Property by Lessee or from any acts, omissions, or negligence of Lessee, or its contractors, licensees, agents, servants, employees, or invitees, and from and against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceedings brought thereon, including, but without limitation, litigation expenses and reasonable attorney's fees.

        Lessor hereby waives all claims against Lessee for or arising out of injuries to persons, including death or damage to property from any cause whatsoever except those arising from the intentional or negligent acts or omissions of Lessee or Lessee's contractors, licensees, agents, servants, employees or invitees. Lessor agrees to and hereby does indemnify and save Lessee harmless from and against any and all claims arising from the use, management and or maintenance of the Leased Premises and the common areas by Lessor or from any acts, omissions, or negligence of Lessor, or its contractors, licensees, agents, servants, employees, or invitees, and from and against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceedings brought thereon, including but without limitation, litigation expenses and reasonable attorney's fees.

        10.    UTILITIES:    Lessee shall at its sole expense secure all electrical, gas and telephone service which it requires in connection with its occupancy of the premises and indemnify and hold Lessor harmless from any expenses, liability or loss because of the Lessee's failure to make timely payments for all such services. If any services or utilities are jointly metered with other property, Lessor shall make a reasonable determination of Lessee's proportionate share of the cost of such utilities and services and Lessee shall pay such share to Lessor within fifteen (15) days after receipt of Lessor's written statement. Lessee shall transfer all electrical utilities into their name within five (5) days of Occupancy. Failure to do so will result in cancellation of all existing electrical utilities. Any costs or fees to reinstate service will be the sole responsibility of the Lessee.

        Upon Lessee's request, Lessor will provide Lessee with proof of the calculation of Lessee's proportionate share of the cost of jointly metered services or utilities.

        11.    RIGHT OF ENTRY:    Lessee shall permit Lessor and its agents to enter into and upon said premises at all reasonable times and with twenty four (24) hours advance notice except in cases of emergency, for the purpose of inspecting same or for the purpose of making any repairs which Lessor is obligated to make under the terms of this lease or for the purpose of posting notices of non-responsibility, for alterations, additions or repairs, or for the purpose of placing upon the premises usual and ordinary "For Sale" signs, or for the purpose of placing upon the premises the usual "To Rent" or "To Lease" signs within thirty (30) days of the expiration of this lease.

        12.    ASSIGNMENT AND SUBLETTING:    Lessee shall not assign this lease or any interest therein or sublet the premises or any part thereof without first obtaining the written consent of the Lessor. Such consent shall not be arbitrarily withheld if proposed assignee or subtenant is of good moral character and financial responsibility. Lessee shall have the right at any time, upon ten(10) days written notice to Lessor, to sublet all or part of the Leased Premises to any related corporation or entity which controls Lessee, is controlled by Lessee or is under common control of Lessee. A consent to one assignment of subletting or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting or use, and shall not release Lessee from any obligations pursuant to the provisions of this lease unless agreed to by Lessor. The consent to any such assignment or sublease shall not release Lessee from any obligations pursuant to the provisions of this lease. Any such subsequent unapproved assignment, subletting or use shall terminate this lease at the option of Lessor. This lease shall not nor shall any interest therein be assignable as to the interest of the Lessee by operation of law without the written consent of Lessor.

        This lease shall not be assigned or transferred by any process of insolvency or bankruptcy, either voluntary or involuntary, nor by receivership proceedings nor by operation of law. If Lessee shall become insolvent, or if proceedings in bankruptcy or insolvency shall be instituted by or against the Lessee, or if the Lessee shall make an assignment for the benefit of creditors, or if a receiver or trustee shall be appointed to Lessee's property, and Lessee cannot vacate, release, dismiss or otherwise correct such event within sixty (60) days after such event occurs, then any such event shall be deemed a default on the part of the Lessee under this lease and shall give rise to all the rights and remedies of the Lessor provided by this lease or by law, including not by way of limitation, the immediate right to terminate this lease and all rights of Lessee in the Leased Premises, all improvements and fixtures located thereon.

        13.    REMEDY FOR BREACH:    In the event of any breach or default under the lease by Lessee, Lessor, besides all other rights or remedies it may have, shall have the immediate right to re-entry and may remove all persons and property from the premises; such property may be removed and stored in a public warehouse at the sole cost of the Lessee. Should Lessor elect to re-enter or should it take possession pursuant to any notice provided for by law, it may either terminate this lease, or without termination it may from time to time re-let the premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Lessor has the right to make any alterations or repairs to the premises. Rentals received by Lessor from such re-letting shall applied as follows:

    (a)
    To the payment of any indebtedness other than rent due hereunder from Lessee to Lessor.

    (b)
    To the payment of rent due and unpaid hereunder.

    (c)
    To the payment of any cost of such re-letting.

    (d)
    To the payment of the cost of any repairs to the premises necessary for the releasing.

        The residue, if any, shall be held by the Lessor and applied to payment of future rent installments as the same may become due and payable.

        Should the rentals received from such re-letting during any month be less than that agreed to be paid during that month by Lessee hereunder, the Lessee shall pay such deficiency to the Lessor. Lessee shall also pay to Lessor as soon as ascertained, the cost and the expense incurred by Lessor in connection with such re-letting. Such re-entry or re-taking of the premises by Lessor shall not be construed as an election on its part to terminate this lease unless written notice of such election be given to Lessee or unless the termination hereunder be decreed by a court of competent jurisdiction. Notwithstanding such re-letting without termination, Lessor may at any time thereafter elect to terminate this lease for such previous breach.

        Should Lessor at any time terminate this lease for any breach, in addition to any other remedy it may have, it may recover from Lessee all damages it may incur by reason of such breach including the cost of recovering the premises and including the worth at the time of such termination of the excess, if any, of the amount of the rent reserved in the lease for the remainder of the term.

        Notwithstanding the above remedies for default or breach, prior to exercising its remedies for default or breach, Lessor must give Lessee written notice of such breach and allow Lessee thirty (30) days upon receipt of written notice of such breach to cure the breach, or, if due to the nature of the breach more than thirty (30) days is needed to cure breach, provided Lessee continues to pay the scheduled rent, while diligently pursuing the cure to completion, Lessor will, at his option, delay exercising his remedies

        14.    QUIET ENJOYMENT:    Lessor covenants that it has full authority to execute this lease and upon the faithful performance of the Lessee of all of the terms, conditions and covenants to be performed by him hereunder, including the payment of rent, the Lessee shall be entitled to quiet enjoyment of the premises.

        15.    ATTORNEY'S FEES:    Should any legal action be instituted because of any breach of this lease or to compel its performance, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees to be fixed by the court.

        16.    NOTICES:    All notices to be given to Lessee may be given in writing personally or by depositing the same in the US Mail, postage prepaid, via Registered or Certified mail, addressed to Lessee at said premises whether or not Lessee has departed from, abandoned or vacated the premises, unless Lessee gives written notice of another address to Lessor. Notices to Lessor may be given in writing personally or by depositing the same in the U.S. Mail, postage prepaid, via registered or certified mail, addressed to Lessor at 1946 E. Edinger, Santa Ana, California 92705. All notices shall be deemed to be received as of the date of actual receipt or three days from the date of deposit into the mail.

        17.    WAIVER OF BREACH:    The waiver by either party of any breach of any term covenant or conditions of the lease by the other party shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition of this lease.

        18.    HOLDING OVER:    Any holding over after the expiration of said term without the consent of the Lessor shall be construed to be a tenancy from month to month at one and one half times the rental rate as that paid according to the terms of this lease, and shall otherwise be on terms and conditions herein specified so far as applicable.

        19.    CONDEMNATION:    In the event condemnation proceedings covering the Leased Premises are commenced, Lessee waives all right to any claim for damage against the Lessor or the condemning authority.

        20.    SALE BY LESSOR:    Lessor shall have the absolute right to convey, sell, mortgage, assign or otherwise dispose of the Leased Premises and Lessor's interest under this lease, at any time, and thereafter shall not be subject to any liability resulting from any act or omission or event occurring after such event, so long as the purchase or assignee in connection with such conveyance or assignment assume and agree to carry out thereafter any and all covenants of the Lessor under this lease. Notwithstanding anything to the contrary contained in this Section 20, this Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage created after the Lease commencement date provided that the holder of said Mortgage agrees not to disturb Lessee's possession of the Leased Premises and recognizes Lessee's rights under the Lease so long as Lessee is not in default hereunder.

        21.    LIABILITY INSURANCE:    Lessee shall, at all times during the term of this lease, maintain in force an insurance policy or policies which will insure and indemnify Lessee and Lessor against liability or financial loss resulting from injury occurring to persons or property in or about the leased premises, the liability under such insurance to be not less than $100,000 for any one person insured, and $300,000 for any one accident, and 25,000 for property damage. Lessee shall cause to be issued to Lessor proper certificates of insurance evidencing that the foregoing of this lease have been complied with, and such certificates shall provide that if the underlying insurance is canceled or materially changed during the policy period, the Lessee and the insurance carrier will so notify the Lessor.

        22.    ABANDONMENT OF PREMISES:    Lessee shall not vacate or abandon the premises during this term without continuing to make rental payments. If Lessee shall vacate, abandon or surrender the premises, or be dispossessed by process of law. or otherwise, and fails to pay the rent due hereunder, any personal property belonging to Lessee and left on the premises shall be abandoned to the Lessor at the option of the Lessor.

        23.    SUCCESSORS BOUND:    The terms, covenants and conditions herein contained shall be subject to the provisions as to assignments apply to and bind the heirs, successors, executors, administrators, and assigns of both parties.

        24.    ASPHALT REPAIR:    Lessee shall be responsible for any asphalt damage in his surrounding doorway or yard area due to his use of hard wheeled forklift.

        25.    Lessee shall execute a "Lease Estoppel" upon Lessor's request.

DATED: 4/9/98			BOYD ENTERPRISES UTAH, Limited Liability Company 1946 E. Edinger Santa Ana, California 92705
		BY:	/s/ WILLIS B. BOYD Willis B. Boyd Operating Manager Lessor
CHECK ONE:
☒	Corporation		DATAMARK SYSTEMS,
☐	Partnership		a Division of Focus Direct
☐	Proprietorship
		BY:	/s/ ARTHUR BENJAMIN Arthur Benjamin, President
		PLEASE PRINT NAME:	Arthur Benjamin
		TITLE:	President

        The undersigned hereby guarantee the performance by Lessee of all the conditions and covenants to be performed by it under the terms of the above lease.

DATED:

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